UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17 South Briar Hollow Lane, Suite 100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	AE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2020 (the “Closing Date”), GulfMark Energy, Inc. (“GulfMark Energy”), a wholly owned subsidiary of Adams Resources & Energy, Inc. (“Adams”), and its wholly owned subsidiary, GulfMark Terminals, LLC (“GulfMark Terminals”, and together with GulfMark Energy, “GulfMark”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), with EnLink Midstream Operating, L.P. (“Seller”), pursuant to which GulfMark acquired: (i) 100% of the issued and outstanding equity interests of Victoria Express Pipeline, L.L.C. (“VEX”) and (ii) certain related pipeline terminal facility assets, for an aggregate purchase price of approximately $20.0 million (the “Purchase Price”), subject to customary post-closing adjustments (such transaction, the “Acquisition”). The Purchase Price is payable as follows: $10.0 million was paid on the Closing Date, with the remainder to be paid in four quarterly installments of $2.5 million, plus interest at a rate of 4.0% per annum, beginning in March 2021. GulfMark has pledged (a) the equity of VEX and GulfMark Terminals and (b) the other acquired assets to secure the payment of the installment portions of the Purchase Price. Adams, VEX and GulfMark Terminals have also provided guarantees to secure such installment payments.

Pursuant to the Purchase Agreement, the purchase price is subject to customary post-closing adjustment provisions. The Purchase Agreement contains customary representations and warranties of GulfMark and Seller and indemnification provisions under which GulfMark, on the one hand, and Seller, on the other, have agreed to indemnify each other against certain liabilities. In connection with closing the Acquisition, Adams issued a press release on October 22, 2020, a copy of which is furnished with this Form 8-K as Exhibit 99.1, and incorporated by reference herein.

The description of the Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to Adams’ Annual Report on Form 10-K for the year ending December 31, 2020, or in an earlier filing.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

In connection with the Acquisition, Adams obtained from the U.S. Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements of Rule 3-05 and Article 11 of Regulation S-X to provide certain financial statements of VEX and the other acquired assets and pro forma financial information related to the Acquisition. As a result, Adams will not provide such financial statements and information under Item 9.01(a) and (b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Adams Resources & Energy, Inc. issued October 22, 2020.

104	Cover Page Interactive Data File — the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	October 22, 2020	By:	/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

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